Deloitte.
德勤

德勤•關黃陳方會計師行
香港金鐘道88號
太古廣場一座35樓

電話：+852 2852 1600
傳真：+852 2541 1911
電子郵件：mail@deloitte.com.hk
www.deloitte.com/cn

Deloitte Touche Tohmatsu
35/F One Pacific Place
88 Queensway
Hong Kong

Tel: +852 2852 1600
Fax: +852 2541 1911
Email: mail@deloitte.com.hk
www.deloitte.com/cn

March 29, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of China MediaExpress Holding, Inc.'s form 8-K/A dated March 29, 2011, and we agree with the statements made therein.

Yours truly,

Deloitte Touche Tohmatsu